STOCKHOLDERS AGREEMENT

By and Among

GLOBAL MANUFACTURERS AND CONTRACTORS, S.A.

and

The Founding Stockholders
as defined herein

And

The Other Stockholders

as defined herein

Dated as of October 19, 2018

5.13. Termination	10

EXHIBITS

Exhibit A   -        Form of Joinder Agreement

SCHEDULES

Schedule A   -        Founding Stockholders and Other Stockholders

 STOCKHOLDERS AGREEMENT

This Stockholders Agreement (the “Agreement”) is made and entered into as of October 19, 2018, by and among Global Manufacturers and Contractors, S.A., a corporation organized and existing under the laws of the Republic of Haiti (the “Company”), Elisabeth Apaid, Nina Apaid, individuals (the “Founding Stockholders”), and Sandy Apaid-Mourra, Michel Apaid, Fabien Apaid and William Savary and any other stockholder or option holder who from time to time becomes party to this Agreement (“Other Stockholder”) by execution of a Joinder Agreement in substantially the form attached hereto as Exhibit A (the “Joinder Agreement”). For the purpose of this Agreement, a stockholder or an option holder who joins this Agreement pursuant to a Joinder Agreement shall be included in the term “Stockholder,” or “Other Stockholder” as specified in such Joinder Agreement. The Founding Stockholders and Other Stockholders are sometimes referred to herein collectively as the “Stockholders,” and each individually, a “Stockholder.”

WHEREAS, the Company was formed by the filing of the certificate of incorporation on February 24th, 2005 with the Ministry of Commerce and Industry of the Republic of Haiti (the “Original Certificate of Incorporation”);

WHEREAS, the Company’s  Original Certificate of Incorporation authorized the issuance of 1,000 shares of Common Stock, par value $2.857 (200 gds @ 70 gds/$) per share (the “Common Stock”);

WHEREAS, on June 26th, 2018, the Company filed an Amended Certificate of Incorporation with the Ministry of Commerce and Industry of the Republic of Haiti  (the “Amended Certificate of Incorporation”)

 WHEREAS, the Amended Certificate of Incorporation authorized the issuance of 15,000,000 shares of Common Stock, $0.357 (25gds@ 70gds/$) par value (the “Common Stock”);

WHEREAS, pursuant to the Company resolution of October 12th, 2018, the Company authorized the issuance of 13,120,002 shares of Common Stock to the Founding Stockholders;

.

WHEREAS, the Stockholders desire to set forth in writing certain agreements as hereinafter described to set forth certain rights relating to their holders of stock and the management of the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

SECTION I.       DEFINITIONS

1.1.      Construction of Terms. As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or number, as the case may be, whenever the context so indicates or requires. Any reference to “day” shall mean a calendar day unless indicated otherwise.

1.2.      Defined Terms. For the purposes hereof, in addition to the terms defined elsewhere in this Agreement, the following capitalized terms shall have the meanings set forth below.

“Affiliate” shall mean with respect to any Person (as defined below), any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any partner, executive, officer, director or manager of such Person and, with respect to any Person that is a venture capital fund, any investment fund now or hereafter existing which is controlled by or under common control with one or more general partners of such Person.

“Board of Directors” means the Board of Directors of the Company.

“Charter” means the Company’s Certificate of Incorporation in effect as of the date hereof, as amended from time to time.

 “Common Stock” means the Company’s common stock, par value $0.357 (25gds @ 70gds/$) per share, and any other common equity securities issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Company” shall mean Global Manufacturers and Contractors, S.A., a Republic of Haiti corporation, and any successors thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“the Founding Stockholders” means Elisabeth Apaid, Sandy Apaid-Mourra, Michel Apaid and Nina Apaid.

“Other Stockholders” means those Persons that become parties to this Agreement after the date hereof pursuant to a Joinder Agreement and are designated as such therein.

“Person” means an individual, a corporation, an association, a joint venture, a partnership, a limited liability company, an estate, a trust, an unincorporated organization and any other entity or organization, governmental or otherwise.

 “Shares” means, at any time, shares of Common Stock and (iii) any other equity securities now or hereafter issued by the Company, together with any options thereon and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Stockholders” means, collectively, the Founding Stockholders and the Other Stockholders.

“Third-Party Buyer” means any Person who, immediately prior to the contemplated transaction, is not an Affiliate of the Company or any of its subsidiaries.

“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement. “Transferred” means the accomplishment of a Transfer, and “Transferee” means the recipient of a Transfer.

SECTION II.    RESTRICTIONS ON TRANSFER; RIGHT OF FIRST REFUSAL; COMPANY RIGHT TO REPURCHASE

2.1.      Restrictions on Transfer. Each Stockholder agrees that such Stockholder will not, without the prior written consent of the Founding Stockholders in her sole discretion, Transfer all or any portion of the Shares now owned or hereafter acquired by such Stockholder in contravention of the terms and conditions of this Section 2.

2.2.      Permitted Transfers. Notwithstanding anything herein to the contrary, a Stockholder may transfer Shares to the Persons noted below, which Transfers shall not be subject to the provisions of Sections 2.3 and 2.4; provided, that in each case the Transferee shall have entered into a Joinder Agreement in substantially the form attached hereto as Exhibit A providing that all Shares so Transferred shall continue to be subject to all provisions of this Agreement as if such Shares were still held by such Transferring Stockholder (as hereinafter defined), except that no further Transfer shall thereafter be permitted hereunder except in compliance with Sections 2.3 and 2.4:

(a)     Transfers by any Stockholder or Other Stockholder to the spouse, children or siblings of such stockholder or to a trust or family limited partnership or limited liability company for the benefit of any of them, provided, that the aggregate amount of Shares so Transferred by any such Stockholder or Other Stockholder do not exceed forty percent (40%) of the total Shares held by such Stockholder or Other Stockholder as of the date such Stockholder or Other Stockholder first becomes a party to this Agreement; and

(b)     Transfers upon the death of any Stockholder (that is a natural person) to such Stockholder’s heirs, legatees, executors or administrators or to a trust under such Stockholder’s will, or Transfers between such Stockholder and such Stockholder’s guardian or conservator; and

(c)      Transfers by any Stockholder to an Affiliate of such Stockholder; and

(d)     Transfers by any Stockholder or Other Stockholder to the Company, in a transaction that is approved by a majority of the Board of Directors.

Notwithstanding any failure by a Transferee under this Section 2.2 to execute a Joinder Agreement, such Transferee shall take any Shares so Transferred subject to all provisions of this Agreement as if such Shares were still held by the Stockholder making such Transfer, whether or not they so agree in writing.

2.3.      Right of First Refusal. In the event that any Other Stockholder entertains a bona fide offer to purchase all or any portion of the Shares held by such Stockholder (a “Transaction Offer”) from any other Person (a “Buyer”), such Stockholder or Other Stockholder (a “Transferring Stockholder”) may, subject to the provisions of Section 2.4 hereof, Transfer such Shares pursuant to and in accordance with the following provisions of this Section 2.3:

(a)      Offer Notice. The Transferring Stockholder shall cause the Transaction Offer and all of the terms thereof to be reduced to writing and shall promptly notify the Company and the Founding Stockholders of such Transferring Stockholder’s desire to effect the Transaction Offer and otherwise comply with the provisions of this Section 2.3 and, if applicable, Section 2.4 (such notice, the “Offer Notice”). The Transferring Stockholder’s Offer Notice shall constitute an irrevocable offer to sell all of the Shares which are the subject of the Transaction Offer (the “Offered Shares”) to the Founding Stockholders and the Company, on the basis described below, at a purchase price equal to the price contained in, and on the same terms and conditions of, the Transaction Offer. The Offer Notice shall be accompanied by a true copy of the Transaction Offer (which shall identify the Buyer and all material information in connection therewith).

(b)     Founding Stockholders Option. The Founding Stockholders shall have the first option to purchase all or a portion of the Offered Shares. At any time within fifteen (15) business days after receipt by the Founding Stockholders of the Offer Notice (the “Founding Stockholders Option Period”), the Founding Stockholders may elect to accept the offer to purchase with respect to any or all of the Offered Shares and shall give written notice of such election (the “Founding Stockholders Acceptance Notice”) to the Transferring Stockholder within the Founding Stockholders Option Period, which notice shall indicate the number of Shares that the Founding Stockholders is willing to purchase. The Founding Stockholders Acceptance Notice shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Shares covered by the Founding Stockholders Acceptance Notice. If the Founding Stockholders accepts the offer to purchase all of the Offered Shares, the closing for such purchase of the Offered Shares by the Founding Stockholders shall take place within fifteen (15) business days following the expiration of the Founding Stockholders Option Period, at the offices of the Company or on such other date or at such other place as may be agreed to by the Transferring Stockholder and the Founding Stockholders. If the Founding Stockholders fails to elect to purchase all of the Offered Shares under this Section 2.3(b) within the Founding Stockholders Option Period, the Transferring Stockholder shall so notify the remaining Company promptly (the “Additional Offer Notice”), which Additional Offer Notice shall identify the portion of the Offered Shares that the Founding Stockholders has failed to purchase (the “Remaining Shares”). The Remaining Shares shall be subject to the option granted to the Company pursuant to Section 2.3(c) below.

 (c)      Company Option. If the Founding Stockholders fails to or chooses not to elect to purchase all of the Offered Shares under Section 2.3(b) above, at any time within fifteen (15) business days after receipt by the Company of the Additional Offer Notice (the “Company Option Period”), the Company may elect to accept the offer to purchase with respect to any or all of the Remaining Shares and shall give written notice of such election (the “Company Acceptance Notice”) to the Transferring Stockholder within the Company Option Period, which notice shall indicate the maximum number of Remaining Shares that the Company is willing to purchase. The Company Acceptance Notice shall constitute a valid, legally binding and enforceable agreement for the sale and purchase of the Remaining Shares covered by the Company Acceptance Notice. The closing for any purchase of Remaining Shares by the Company under this Section 2.3(c) (along with the purchase by the Founding Stockholders of any Shares under Section 2.3(b) above if the Founding Stockholders is purchasing less than all of the Offered Shares) shall take place within fifteen (15) business days following the expiration of the Company Option Period, at the offices of the Company or on such other date or at such other place as may be agreed to by the Transferring Stockholder, the Founding Stockholders and the Company.

 (d)      Valuation of Property. In the event that the price set forth in the Offer Notice is stated in consideration other than cash or cash equivalents, an independent third party, chosen by the Company, in its sole discretion, shall determine the fair market value of such consideration, and the Founding Stockholders and/or the Company, as the case may be, may effect their purchase under this Section 2.3 by payment of such fair market value in cash or cash equivalents.

(e)      Sale to Third Party. In the event that the Founding Stockholders or the Company do not elect to exercise their rights to purchase all of the Offered Shares under this Section 2.3, the Transferring Stockholder may sell the remaining balance of such Offered Shares to the Buyer on the terms and conditions set forth in the Offer Notice, subject to the provisions of Section 2.4. Notwithstanding the foregoing, in the event the Buyer does not purchase the Offered Shares within ninety (90) calendar days of the Offer Note, then the relevant provisions of Sections 2.3 shall apply.

2.4.      Contemporaneous Transfers. If two or more Stockholders and/or Other Stockholders propose concurrent Transfers that are subject to this Section 2, then the relevant provisions of Sections 2.3 shall apply to each such proposed Transfer.

2.5.      Effect of Prohibited Transfers. If any Transfer by any Stockholder or Other Stockholder is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio; the Company and the other parties hereto shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and the Company shall have the right to refuse to recognize any proposed Transferee of any Stockholder or Other Stockholder as a stockholder of the Company or for any other purpose.

SECTION III.     RIGHTS AND OBLIGATIONS TO SELL.

3.1.      Drag-Along Rights. In the event of a Sale Event (as defined below), all Stockholders shall, upon written request of the Founding Stockholders, be obligated to: (i) if the Sale Event includes the sale of capital stock of the Company, sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Third-Party Buyer a pro rata portion of his, her or its Shares on substantially the same terms applicable to the Founding Stockholders, provided however, that any such terms with respect to sale price shall give effect to the preferences and priorities set forth in the Charter with respect to other series or classes of the Company’s capital stock; and (ii) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such Shares in favor of any Sale Event proposed by the Founding Stockholders and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents as the Founding Stockholders or the Third-Party Buyer may require in order to carry out the terms and provisions of this Section 3.1 (the “Drag-Along Right”).

For purposes of this Section 3, a “Sale Event” shall mean a bona fide negotiated transaction in which the Founding Stockholders has determined (i) to sell or otherwise dispose of all or substantially all of the assets of the Company, or (ii) to sell sufficient capital stock of the Company (whether by direct transfer, merger or otherwise) with respect to which less than a majority of the Shares of the surviving or consolidated company immediately following such event is held by persons or entities who were stockholders of the Company immediately prior to such event.

3.2.      Procedure. Not less than ten (10) days prior to the date proposed for the closing of any Sale Event, the Founding Stockholders shall give notice to the Company, which shall thereafter promptly give notice to each of the Other Stockholders, setting forth in reasonable detail the name or names of the Third-Party Buyer, the material terms and conditions of the Sale Event, including the purchase price, and the proposed closing date. In furtherance of the provisions of this Section 3, each Stockholder and Other Stockholder (a) irrevocably appoints the Founding Stockholders as its agent and attorney-in-fact (the “Agent”) (with full power of substitution) to execute all agreements, instruments and certificates and take all actions necessary or desirable to effectuate any sale hereunder; and (b) grants to the Agent a proxy to vote the Shares held by the Stockholder or Other Stockholder, as applicable, in favor of any

Sale Event hereunder, provided, however, that the Agent shall not exercise such powers-of-attorney or proxies with respect to any such Stockholder unless such Stockholder is in breach of his obligations under this Section 3.

3.3.      Optional Purchase on Termination of Employment. In the event an Other Stockholder is an employee of the Company, and such Other Stockholder is no longer employed by the Company because of retirement, voluntary termination or termination by the Company with or without cause, the Company shall have the option, exercisable at any time or from time to time after such termination, to purchase all or any part of the Shares owned by the formerly employed Other Stockholder at such price mutually agreed upon by the Company and such Other Stockholder. In the event such parties cannot mutually agree within fifteen (15) days of the retirement or termination, then the Board of Directors shall appoint an independent, third-party appraiser to determine such price. In the event the Company does not purchase all of the such Other Stockholder’s Shares, then the Founding Stockholders shall have the option to purchase the remaining Shares under the terms of this Section 3.3. Payment under this Section 3.3 shall be payable, at the Company or Founding Stockholders’ option, over the course of three (3) years. In the event this option is not exercised as to all the shares of Common Stock owned by the formerly employed Other Stockholder, the formerly employed Other Stockholder will hold the remaining Shares subject to the provisions of this Agreement.

SECTION IV.    ELECTION OF DIRECTORS

4.1.      Board Composition. Each Stockholder agrees to vote all of his, her or its Shares having voting power (and any other Shares over which he, she or it exercises voting control), in connection with the election of directors, and to take such other actions as are necessary so as to fix the number of directors at 9.

4.2.      Removal; Vacancies

(a)      Each Stockholder agrees to vote all of his, her or its Shares having voting power (and any other Shares over which he, she or it exercises voting control), or take any other action necessary for the removal of any director upon the request of the Founding Stockholders, and for the election to the Board of Directors of a substitute designated by the Founding Stockholders in accordance with the provisions hereof. Each Stockholder further agrees to vote all of his, her or its Shares having voting power (and any other Shares over which he, she or it exercises voting control) in such manner or take any other action as shall be necessary or appropriate to ensure that any vacancy on the Board of Directors occurring for any reason shall be filled only in accordance with the provisions of this Section 4.

(b)      In the event that a Stockholder serves as a director, then effective upon the termination of such Stockholder’s employment with the Company for any reason, such Stockholder shall resign from the Board of Directors, and each Stockholder agrees to vote all of his, her or its Shares having voting power (and any other Shares over which he, she or it exercises voting control), or take any other action necessary for the removal of such Stockholder from the Board of Directors. Any vacancy created by any such resignation or removal of such Stockholder shall be filled by the remaining directors. Notwithstanding the foregoing, the Founding Stockholders, in her sole discretion, may permit such Stockholder to remain on the Board of Directors through written notice to such Stockholder upon termination as an employee.

4.3.      Committees of the Board of Directors. Each Stockholder agrees, if requested by the Founding Stockholders, to take all such actions under the Charter and the Company’s bylaws to provide that the Board of Directors will establish (a) a Compensation Committee (the “Compensation Committee”) (which shall be charged with the fullest authority over the granting of stock options and senior management compensation), (b) an Audit Committee (which shall be charged with reviewing the Company’s financial statements and accounting practices) and (c) such other committees as the Board of Directors shall deem necessary or convenient from time to time. Each Stockholder agrees to take all such actions under the Charter and the Company’s bylaws to provide that the Board of Directors will ensure that each such committee shall consist of one or more Directors.

SECTION V.      MISCELLANEOUS PROVISIONS

5.1.      Reliance. Each of the parties hereto agrees that each covenant and agreement made by it in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the date hereof regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns to the extent contemplated herein.

5.2.      Legend on Securities. The Company and the Stockholders acknowledge and agree that in addition to any other legend on the certificates representing Shares held by them, substantially the following legend shall be typed on each certificate evidencing any of the Shares held at any time by any of the Stockholders:

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A CERTAIN STOCKHOLDERS AGREEMENT, DATED AS OF OCTOBER 19, 2018 INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

5.3.      Amendment and Waiver; Actions of the Board. Any party may waive any provision hereof intended for its benefit in writing. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. This Agreement may be amended with the prior written consent of a Majority Interest; provided, however, that no such amendment shall affect any Stockholder in a more adverse and disproportionate manner than the other Stockholders without obtaining the consent of such adversely and disproportionately affected Stockholder.

5.4.      Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given, delivered and received (a) if delivered personally or (b) if sent by facsimile, registered or certified mail (return receipt requested) postage prepaid, or by courier providing next day delivery, in each case to the party to whom it is directed, which if to the Company, shall be at Global Manufacturers and Contractors, S.A. Attn: Michel Apaid, 26, Boulevard Toussaint Louverture, Port-au-Prince, Republic of Haiti, if to any Stockholder, at the addresses set forth below such party’s signature hereto (or at such other address for any party as shall be specified by notice given in accordance with the provisions hereof, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective on the day so delivered, notices sent by registered or certified mail shall be effective five (5) days after mailing, notices sent by facsimile shall be effective when receipt is acknowledged, and notices sent by courier providing next day delivery shall be effective on the earlier of the second business day after timely deposit with the courier or the day of actual delivery by the courier.

5.5.      Headings. The Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.

5.6.      Counterparts. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

 5.7.      Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law) and the Company may refuse to recognize any unauthorized Transferee as one of its Stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

5.8.      Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.

5.9.      Adjustments. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company.

5.10.   Law Governing. This Agreement shall be construed and enforced in accordance with and governed by the laws of the Republic of Haiti.

5.11.   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein, and any successor to the Company by way of merger or otherwise shall specifically agree to be bound by the terms hereof as a condition of such successor.

5.12.    Termination. This Agreement shall terminate upon the occurrence of any of the following events:

(i)       the written agreement of all of the then-current Stockholders;

(ii)     the written notice from the Founding Stockholders to the Stockholders;

(iii)    the dissolution of the Company;

(iv)     the appointment of a receiver to take possession of all or substantially all of the assets of the Company, a general assignment of the Company for the benefit of creditors, or any action voluntarily taken by the Company under any insolvency or bankruptcy act, which continues for a period of 90 days; or

(v)     (1) the date on which the Company is subject to the reporting requirements of (i) Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or (ii) Regulation A under the Securities Act of 1933, as amended, or (2) the Company has Shares that are publicly traded on a national securities exchange or quoted on the over the counter market.

5.13Prior Agreements. This Agreement supersedes all prior stockholder agreements among the parties.

IN WITNESS, WHEREOF, the parties hereto have caused this Stockholders Agreement to be duly executed as of the date first set forth above.

THE COMPANY: Global Manufacturers and Contractors, S.A.

By: /s/ Elisabeth Apaid

Name: Elisabeth Apaid

FOUNDING STOCKHOLDERS

/s/Elisabeth Apaid

Name: Elisabeth Apaid

/s/Nina Apaid

Name: Nina Apaid

OTHER SHAREHOLDERS

/s/Sandy Apaid

Name: Sandy Apaid

/s/Michel Apaid

Name: Michel Apaid

/s/Fabien Apaid

Name: Fabien Apaid

/s/William Savary

Name: William Savary

EXHIBIT A

Founding Stockholders and Other Stockholders

Founding Stockholders

Holder	Shares

Elisabeth Apaid	6,310,000

Nina Apaid     6,310,000

Form of Joinder Agreement – Other Stockholders

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Stockholders Agreement (the “Agreement”) dated as of October 19, 2018, by and among Global Manufacturers and Contractors, S.A. (the “Company”) and the parties named therein and for all purposes of the Agreement, the undersigned shall be included within the term “Stockholder,” “Other Stockholder,” (as defined in the Agreement).

Fabien Apaid250,000

Sandy Apaid-Mourra,250,000

Michel Apaid1

William Savary1

THE COMPANY: Global Manufacturers and Contractors, S.A.

/s/ Elizabeth Apaid

Elisabeth Apaid

FOUNDING STOCKHOLDERS

/s/ Elizabeth Apaid

Elisabeth Apaid

/s/ Nina Apaid

Nina Apaid

OTHER SHAREHOLDERS

/s/ Sandy Apaid

Sandy Apaid

/s/ Michel Apaid

Michel Apaid

/s/ Fabien Apaid

Fabien Apaid

/s/ William Savary

Name: William Savary